Exhibit 99.1

Silvercrest Asset Management (SAMG) To Announce Third

Quarter 2013 Results And Host Investor Conference Call

NEW YORK, NY, November 7, 2013 — Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) announced today it will host a teleconference at 8:30 am EST on November 14, 2013, to discuss the company’s financial results for the third quarter ended September 30, 2013. A news release containing the results will be issued before the open of the U.S. equity markets and will be available on http://ir.silvercrestgroup.com/.

Chairman and Chief Executive Officer G. Moffett Cochran, President and Chief Operating Officer Richard R. Hough III and Chief Financial Officer Scott A. Gerard will review the quarterly results during the call. Immediately after the prepared remarks, there will be a question and answer session for analysts and institutional investors.

Analysts, institutional investors and the general public may listen to the call by dialing 1-866-394-9665 or for international callers please dial 1-253-237-1128. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Los Angeles and Charlottesville, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of June 30, 2013, the firm reported assets under management of $13.9 billion.

Contact: Richard Hough

212-649-0727

rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM